UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2016, The GEO Group, Inc. (the “Company” or “GEO”) completed the previously announced issuance of $350.0 million aggregate principal amount of 6.00% Senior Notes due 2026 (the “Notes”) in a registered offering pursuant to an underwriting agreement, dated as of April 11, 2016 (the “Underwriting Agreement”) among GEO, certain of GEO’s domestic subsidiaries, as guarantors (the “Guarantors”) and Wells Fargo Securities, LLC, as representative for the underwriters named therein. The Notes were issued by GEO pursuant to the Indenture, dated as of September 25, 2014 (the “Base Indenture”), by and between GEO and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated as of April 18, 2016 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among GEO, the Guarantors and the Trustee which governs the terms of the Notes. The sale of the Notes was registered under GEO’s registration statement on Form S-3 filed on September 12, 2014, as amended (File No. 333-198729).

The Notes were issued at a coupon rate and yield to maturity of 6.00%. Interest on the Notes will be payable semi-annually in cash in arrears on April 15 and October 15, beginning October 15, 2016. The Notes mature on April 15, 2026.

Up to 35% of the aggregate principal amount of the Notes may be redeemed on or prior to April 15, 2019, with the net cash proceeds from certain equity offerings at a redemption price equal to 106.000% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

In addition, GEO may, at its option, redeem the Notes in whole or in part before April 15, 2021 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date.

On or after April 15, 2021, GEO may, at its option, redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Percentage
2021	103.000%
2022	102.000%
2023	101.000%
2024 and thereafter	100.000%

If there is a “change of control” (as defined in the Indenture), holders of the Notes will have the right to cause GEO to repurchase their Notes at a price equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the purchase date.

The Notes are guaranteed on a senior unsecured basis by the Guarantors. The Notes and the guarantees are unsecured, unsubordinated obligations of GEO and the Guarantors. The Notes rank equally in right of payment with any unsecured, unsubordinated indebtedness of GEO and the Guarantors, including GEO’s 5.875% Senior Notes due 2022, the 5.125% Senior Notes due 2023 and the 5.875% Senior Notes due 2024, and the guarantors’ guarantees thereof, senior in right of payment to any future indebtedness of GEO and the Guarantors that is expressly subordinated to the Notes and the guarantees, effectively junior to any secured indebtedness of GEO and the Guarantors, including indebtedness under GEO’s Second

Amended and Restated Credit Agreement, dated as of August 27, 2014, by and among GEO, GEO Corrections Holdings, Inc., BNP Paribas, as Administrative Agent, BNP Paribas Securities Corp., as Lead Arranger, and the lenders who are, or may from time to time become, a party thereto (“Credit Agreement”), to the extent of the value of the assets securing such indebtedness, and structurally junior to all obligations of GEO’s subsidiaries that are not Guarantors, including trade payables.

The Indenture contains covenants which, among other things, limit the ability of GEO and its “restricted subsidiaries” (as defined in the Indenture) to incur additional indebtedness or issue preferred stock, make dividend payments or other restricted payments (other than the payment of dividends or other distributions, or any other actions necessary to maintain GEO’s status as a real estate investment trust), create liens, sell assets, engage in sale and lease back transactions, create or permit restrictions on the ability of the restricted subsidiaries to pay dividends or make other distributions to GEO, enter into transactions with affiliates, and enter into mergers, consolidations or sales of all or substantially all of their assets. These covenants are subject to a number of limitations and exceptions as set forth in the Indenture.

The Indenture also contains events of default with respect to, among other things, the following: failure by GEO to pay interest on the Notes when due, which failure continues for 30 days; failure by GEO to pay the principal of, or premium, if any, on, the Notes when due; failure by GEO or any of its restricted subsidiaries to comply with their obligations to offer to repurchase the Notes at the option of the holders of the Notes upon a change of control, to offer to redeem the Notes under certain circumstances in connection with asset sales with “excess proceeds” (as defined in the Indenture) in excess of $50.0 million or to observe certain restrictions on mergers, consolidations and sales of substantially all of their assets; the failure by GEO or any Guarantor to comply with any of the other agreements in the Indenture, which failure continues for 60 days after notice; and certain events of bankruptcy or insolvency of GEO or a restricted subsidiary that is a significant subsidiary or any group of restricted subsidiaries that together would constitute a significant subsidiary.

GEO used a portion of the proceeds from the offering of the Notes to fund the payment for tendered and accepted notes in GEO’s tender offer to purchase any and all of its outstanding 6.625% senior notes due 2021 (the “6.625% Senior Notes”). GEO intends to use the remaining proceeds to redeem or otherwise discharge the remaining 6.625% Senior Notes that were not tendered pursuant to the tender offer, pay related fees, costs and expenses and for general corporate purposes, including repaying borrowings under the Company’s revolving credit facility. Certain of the underwriters or affiliates of the underwriters for the Note offering may be holders of the 6.625% Senior Notes. As a result, such underwriters or affiliates may receive a portion of the proceeds of the Note offering. Affiliates of certain of the underwriters are lenders under GEO’s revolving credit facility and will receive a portion of the proceeds from the Note offering.

The foregoing description of the Base Indenture is a summary and is qualified in its entirety by reference to the Base Indenture, a copy of which is filed as Exhibit 4.1 to GEO’s Current Report on Form 8-K filed on October 1, 2014, and incorporated by reference herein.

The foregoing description of the Second Supplemental Indenture and the Form of 6.00% Senior Note due 2026 is a summary and is qualified in its entirety by reference to the Second Supplemental Indenture and the Form of 6.00% Senior Note due 2026 filed as exhibits to this Current Report on Form 8-K, which are incorporated by reference herein.

Section 2 Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference.

Section 8 Other Events

Item 8.01. Other Events.

On April 18, 2016, GEO announced the closing of the offering of the Notes. A copy of the press release announcing the closing of the offering of the Notes is filed herewith as Exhibit 99.1.

On April 18, 2016, GEO announced the completion of the tender offer for the 6.625% Senior Notes. A copy of the press release announcing the completion of the tender offer for the 6.625% Senior Notes is filed herewith as Exhibit 99.2.

Certain legal opinions relating to the legality of the Notes and the Guarantees are filed as Exhibits 5.1, 5.2 and 5.3 to this Current Report on Form 8-K.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of April 18, 2016, by and among The GEO Group, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 6.00% Senior Note due 2026 (included in Exhibit 4.1).

5.1	Opinion of Akerman LLP.

5.2	Opinion of Hughes Gorski Seedorf Odsen & Tervooren, LLC, as to matters of Alaska law.

5.3	Opinion of Burns, Figa & Will, P.C., as to matters of Colorado law.

23.1	Consent of Akerman LLP (included in Exhibit 5.1).

23.2	Consent of Hughes Gorski Seedorf Odsen & Tervooren, LLC (included in Exhibit 5.2).

23.3	Consent of Burns, Figa & Will, P.C. (included in Exhibit 5.3).

99.1	Press Release, dated April 18, 2016, relating to the closing of the offering of the Notes.

99.2	Press Release, dated April 18, 2016, relating to the completion of the tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

April 18, 2016	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of April 18, 2016, by and among The GEO Group, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 6.00% Senior Note due 2026 (included in Exhibit 4.1).

5.1	Opinion of Akerman LLP.

5.2	Opinion of Hughes Gorski Seedorf Odsen & Tervooren, LLC, as to matters of Alaska law.

5.3	Opinion of Burns, Figa & Will, P.C., as to matters of Colorado law.

23.1	Consent of Akerman LLP (included in Exhibit 5.1).

23.2	Consent of Hughes Gorski Seedorf Odsen & Tervooren, LLC (included in Exhibit 5.2).

23.3	Consent of Burns, Figa & Will, P.C. (included in Exhibit 5.3).

99.1	Press Release, dated April 18, 2016, relating to the closing of the offering of the Notes.

99.2	Press Release, dated April 18, 2016, relating to the completion of the tender offer.